UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                     Pursuant To Section 13 Or 15(D) of the
                         Securities Exchange Act Of 1934

                        Date of Report: November 6, 1998

                           SCHEIN PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            1-14019                                     11-2726505
-----------------------------------       --------------------------------------
    (Commission File Number)               (I.R.S. EmployerIdentification No.)

                                100 Campus Drive
                             Florham Park, NJ 07932
                    (Address of principal executive offices)





                                  973-593-5500
             ------------------------------------------------------
              (Registrant's telephone number, including area code)







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ITEM 5. OTHER EVENTS.

Schein Pharmaceutical, Inc. the ("Company") has entered into an Amended and Restated Credit Agreement with its bank group dated November 6, 1998. The amendment provides for an increase in permissible investments and certain indebtedness. Additionally, it modified the minimum net worth requirement and adjusted certain required ratios (as defined therein) including leverage, fixed charge coverage and interest expense coverage. The amendment increases the future interest rate spread the Company will pay under the revolving credit and term loan agreements depending upon the Company's performance against leverage and interest expense ratios.

A copy of the Amended and Restated Credit Agreement, referred to above is attached to this Form 8-K as Exhibit and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)      EXHIBITS

99.1     Amended and Restated Credit Agreement Dated November 6, 1998




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SCHEIN PHARMACEUTICAL, INC



Dated:       November 17, 1998              By:
                                                --------------------------------
                                                Dariush Ashrafi
                                                Executive Vice President and
                                                Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.                Description
-----------                -----------


  99.1                     Amended and Restated Credit Agreement Dated
                           November 6, 1998